Exhibit 5.1

                      [LETTERHEAD OF DAVIS & GILBERT LLP]


                                                July 29, 1998

VIA FEDERAL EXPRESS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re: Semiconductor Laser International Corporation

Ladies/Gentlemen:

            We have acted as counsel to Semiconductor Laser International Corporation, a Delaware corporation (the "Company"), in connection with the registration pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,650,000 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), which shares are currently issued and outstanding.

            In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the stockholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as

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originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based on and subject to the foregoing, we hereby advise you that, in our opinion, the shares of Common Stock to be sold pursuant to the Registration Statement have been duly authorized and are validly issued fully-paid and nonassessable.

            Please be advised that Walter M. Epstein, a partner of this firm, is a shareholder of the Company.

            We hereby consent to the use and filing of this opinion in connection with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related Prospectus.

                                                Very truly yours,


                                                Davis & Gilbert LLP